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EXHIBIT 99.1



                        AMPAL-AMERICAN ISRAEL CORPORATION

                               660 Madison Avenue
                            New York, New York 10021

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 27, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Ampal-American Israel Corporation has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation, and availability of personnel at affiliates of Arthur Andersen to conduct the relevant portions of the audit.

                                        Very truly yours,

                                        Ampal-American Israel Corporation